SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement

ASTRONICS CORPORATION
(Name of Registrant as specified in its charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ASTRONICS CORPORATION
130 Commerce Way, East Aurora, New York 14052

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2010 Annual Meeting of Shareholders to be held at Astronics Corporation, 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Thursday, May 6, 2010. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility. Directions are on the inside cover.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

The Annual Meeting of Shareholders will be held to consider and take action with regard to the election of six directors, the approval of the selection of the Company’s auditors and a shareholder proposal.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane
Chairman of the Board

East Aurora, New York
March 23, 2010

DIRECTIONS TO ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NY 14052:

From I-90 (NYS Thruway), take exit 54 “Route 400 South.”

Take Route 400 South for about 11 miles to the “Route 20A/East Aurora” exit.

Turn right at the end of the exit ramp onto Route 20A.  Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). Astronics is at the end of Commerce Way.

Astronics Corporation telephone number:  716-805-1599.

ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Astronics Corporate Headquarters, 130 Commerce Way, East Aurora, New York, on Thursday, May 6, 2010 at 10:00 a.m., to consider and take action on the following:

1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all Class B Shares (currently 10 votes per share) to Common Shares (currently one vote per share); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Such shareholders are requested to complete, date, sign and return the enclosed proxy card(s) in the return envelope enclosed. Further instructions are contained in the enclosed proxy card.

By Order of the Board of Directors

DAVID C. BURNEY, Secretary

East Aurora, New York
Dated: March 23, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD May 6, 2010:

The enclosed proxy statement and 2009 Annual Report to Shareholders are available at http://proxy.astronics.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 6, 2010

This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 6, 2010 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on March 26, 2010.

If the enclosed proxy is properly executed and returned and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below, FOR the proposal to ratify the appointment of independent auditors and AGAINST the shareholder proposal described herein. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

A shareholder may revoke any proxy given pursuant to this solicitation at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

Record Date and Voting Securities

The Board of Directors has fixed the close of business on March 17, 2010 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 17, 2010, Astronics Corporation had outstanding and entitled to vote at the meeting a total of 8,563,097 shares of Common Stock and 2,241,252 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A majority of the votes cast is required to approve the selection of the Company’s auditors and the shareholder proposal recommending the Board of Directors take action to convert the shares of Class B Stock into shares of Common Stock. Under the law of the State of New York, the Company’s state of incorporation, only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld, abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards such nominee’s or any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1

ELECTION OF DIRECTORS-BOARD INDEPENDENCE

The Shareholders are being asked to elect six directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. With the exception of Mr. Gundermann, each of the nominees is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

The following information is provided concerning the nominees for director:

			First Elected or
Name of Nominee	Age	Positions and Offices With Astronics	Appointed Director

Raymond W. Boushie	69	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors	2005
Robert T. Brady	69	Director; Audit and Nominating/Governance Committees of the Board of Directors	1990
John B. Drenning	72	Director; Compensation and Nominating/Governance Committees of the Board of Directors	1970
Robert J. McKenna	61	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors	1996
Kevin T. Keane	77	Chairman of the Board and Director of the Company; Compensation Committee of Board of Directors	1970
Peter J. Gundermann	47	Director, President and Chief Executive Officer of the Company	2001

Raymond W. Boushie retired in 2005 as President and CEO of Crane Co.’s Aerospace & Electronics segment, a position he held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. Mr. Boushie has over 40 years of Aerospace industry experience.

Robert T. Brady has been President and Chief Executive Officer of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, precision motion and fluid controls and control systems for use in aerospace, defense, industrial and medical markets since 1988. In 1996, he was elected Chairman of the Board of Moog Inc. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.

John B. Drenning is a partner in the Buffalo, New York law firm of Hodgson Russ LLP and has been in the private practice of law since 1964. Mr. Drenning received his law degree from Cornell University.

Robert J. McKenna was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from 2001 through his retirement in 2005. From 1994 to 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

Kevin T. Keane has been Chairman of the Company since 1974. Mr. Keane was previously the President and Chief Executive Officer of the Company. Mr. Keane began his career with the Company as Executive Vice President in 1970 and remains active in his role as Chairman of the Board of the Company. He holds an A.B. in Economics and an M.B.A. from Harvard University.

Peter J. Gundermann has been a director of Astronics since 2000 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann has served as the President of Astronics Aerospace and Defense subsidiaries since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.

Other Directorships

Current directors and/or director nominees of the Company are presently serving, or have served during the preceding five years, on the following boards of directors of other publicly traded companies:

Name of Director	Company

Raymond W. Boushie	Moog Inc.
Robert T. Brady	Moog Inc.; M&T Bank Corporation; Seneca Foods Corporation; National Fuel Gas Company
Peter J. Gundermann	Moog Inc.
Kevin T. Keane	MOD-PAC Corp.
Robert J. McKenna	MOD-PAC Corp.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.

Board of Directors Meetings and Standing Committees

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he serves, and are also invited, but not required, to attend the Annual Meeting. The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2009, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

The Audit Committee consists of Messrs. Brady (Chair), Boushie, and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that Messrs. Brady, Boushie and McKenna are each an “audit committee financial expert” as defined under federal securities laws. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held three meetings in 2009. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the Investor Relations section of the Company’s website at www.astronics.com.

The Compensation Committee currently consists of Messrs. Drenning (Chair), Boushie, Keane and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of Peter J. Gundermann, the Company’s Chief Executive Officer, with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. It does utilize market compensation data that is reflective of the markets in which the Company competes for employees. The Compensation Committee held three meetings in 2009. The Compensation Committee is not governed by a written charter.

The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Boushie, Brady and Drenning, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held one meeting in 2009. The Nominating/Governance Committee is not governed by a written charter but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, LLC regulations.

Executive Sessions of the Board

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors, except Mr. Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Information section of the Company’s website at www.astronics.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Compensation Committee or any of its executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of the Compensation Committee was, during fiscal 2009, an officer or employee of the Company or any of its subsidiaries. Mr. Keane served as the Company’s President and Chief Executive Officer until his retirement in 2003.

Compensation of Directors

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended December 31, 2009:

	Fees Earned or	Option
Name	Paid in Cash	Awards(3)	Total

Raymond W. Boushie(1)	$20,000	$13,560	$33,560
Robert T. Brady(1)	$20,000	$13,560	$33,560
John B. Drenning(1)	$20,000	$13,560	$33,560
Peter J. Gundermann(2)	—	—	—
Kevin T. Keane(1)	$30,000	$13,560	$43,560
Robert J. McKenna(1)	$20,000	$13,560	$33,560

(1)	In 2009, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna was awarded options under the 2005 Director Stock Option Plan to purchase 4,000 shares of Common Stock at an exercise price of $7.40 per share. These options vested in full on September 5, 2009 and terminate on March 5, 2019. At December 31, 2009, Messrs. Boushie, Brady, Drenning, Keane and McKenna had options to purchase 11,500, 44,380, 44,380, 134,148 and 30,440 shares of Astronics Common Stock and 1,875, 13,979, 13,979, 32,537 and 8,163 shares of Astronics Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant.

(2)	Peter J. Gundermann receives no separate compensation as a director of the Company.

(3)	All options issued to directors were issued pursuant to the Company’s 2005 Director Stock Option Plan. Options issued under this plan have an exercise price no less than the fair market value of the Common Stock on the date of grant. These options vest six months after date of grant, and generally expire ten years after the date of grant. In accordance with recent changes in the SEC’s disclosure rules, the amounts reported in the “Option Awards” reflect the fair value on the grant date of the option award. The total fair value of the award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The amounts do not reflect the actual amounts that may be realized by the director. A discussion of the assumptions used in calculating these values is in Note 3 to the audited financial statements in Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2009.

Directors’ and Officers’ Indemnification Insurance

On March 1, 2010, the Company renewed a Directors’ and Officers’ Liability Insurance policy written by The Chubb Group for a one year term expiring February 28, 2011. The annual premium is $139,755. The policy has limits of $10 million and provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. The Company has made no significant payments or claims of indemnification or expenses under any such insurance policies at any time.

The Company also has entered into indemnification agreements with its officers and directors. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.

Contacting the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York, 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

Board Composition and Diversity

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. A slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors. In identifying candidates for Director, the Board of Directors takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. Although the Company has no policy regarding diversity, the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience and expertise.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth elsewhere in this proxy statement. In particular, with regard to Mr. McKenna, the Board of Directors considered his strong background in the manufacturing sector, believing that his experience is invaluable in evaluating performance management and other aspects of the Company. With regard to Messrs. Boushie and Brady, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. The Board of Directors also considered the broad perspective brought by Mr. Drenning’s experience as an attorney representing companies in many diverse industries. The Board of Directors also considered the many years of experience with the Company represented by Messrs. Keane and Gundermann, the Company’s Chairman of the Board and Chief Executive Officer, respectively — over thirty five years in the case of Mr. Keane, and over twenty years in the case of Mr. Gundermann.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and as Chief Executive Officer have been served by separate individuals since 2003. The Company believes this leadership structure supports its current belief that it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board.

The Company believes its Chief Executive Officer and Chairman of the Board have an excellent working relationship that has allowed Mr. Gundermann to focus on the challenges that the Company is facing in the current business environment. By separating the roles of the Chairman of the Board and Chief Executive Officer positions, the Company ensures there is no duplication of effort between them. This provides strong leadership for the Company’s Board of Directors, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of its customers, employees and other stakeholders.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that each of Messrs. Boushie, Brady and McKenna qualify as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2009 with management. The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

February 25, 2010

Robert T. Brady, Chairman
Raymond W. Boushie
Robert J. McKenna

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing stockholder value.

The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s relative performance and strategic goals.

Base Salary.  The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Committee may utilize market compensation data that is reflective of the markets in which the Company operates. The Compensation Committee approves the salaries paid to the Company’s executive officers and as part of its responsibilities. The Compensation Committee reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. In December 2009 the Compensation Committee approved salary adjustments effective January 1, 2010 for Messrs. Gundermann and Burney for a new annual rate of $311,000 and $211,000, respectively.

Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to the Company’s executive officers. The annual incentive bonuses are intended to compensate officers for achieving financial and operational goals.

The discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. The discretionary annual bonus is not benchmarked to a percentage of base salary, but is determined following a review of each executive’s individual performance and contribution to the Company’s tactical and strategic plans. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus. For 2009, discretionary annual bonuses were awarded to Messrs. Gundermann and Burney in the amount of $120,000 and $69,000, respectively.

Long-Term Incentives.  The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s stock option plans have been established to provide certain of its employees, including its executive officers, with incentives to help align those employees’ interests with the interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving its compensation goals. The Company has not adopted stock ownership guidelines, and, other than the Company’s broad-based Employee Stock Purchase Plan, its stock option plans have provided the principal method for its executive officers to acquire equity or equity-linked interests in the Company.

Options.  The Company’s Stock Option Plan authorizes it to grant options to purchase shares of common stock to its employees. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the Stock Option Plan. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations the Company’s Chief Executive Officer. In 2009, the named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.” Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically straight line vest 20% per annum based upon continued employment over a 5-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

The Company’s 1997 and 2005 Director Stock Option Plans authorizes it to grant options to purchase shares of common stock to its directors who are not executive officers or employees. Peter J. Gundermann and David C. Burney comprise the stock option committee that administers the Director Stock Option Plans. Stock option grants generally are made during the 30-day period commencing one week after the issuance of a press release announcing the Company’s quarterly or annual results of operations. The Compensation Committee reviews and approves stock option awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. In 2009, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna were awarded options under the Director Stock Option Plans to purchase 4,000 shares of Common Stock at an exercise price of $7.40 per share. These options vested in full on September 5, 2009 and terminate on March 5, 2019.

Employment Agreements

Mr. Gundermann serves as our President and Chief Executive Officer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Gundermann’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Gundermann receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverage for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Mr. Burney serves as our Vice President, Chief Financial Officer, Secretary and Treasurer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Burney’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Burney receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Burney’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Burney has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Burney will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverage for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Under the agreements with Mr. Gundermann and Mr. Burney, a “change in control” means and is deemed to have occurred if there is a transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total combined voting power of all of the Company’s Common and Class B shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.

The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

March 12, 2010

John B. Drenning, Chairman
Raymond W. Boushie
Kevin T. Keane
Robert J. McKenna

Summary Compensation Table

The following table sets for the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the year ended December 31, 2009. Such amounts do not reflect actual cash received by the Named Executive Officers in 2009.

					Change in
					Pension
					Value and
					Non-Qualified
					Deferred
Name and Principal				Option	Compensation	All Other
Position	Year	Salary	Bonus	Awards(4)	Earnings	Compensation		Total

Peter J. Gundermann,	2009	$295,000	$120,000	$148,046	$— (3)	$32,829	(1)	$595,875
President and Chief	2008	295,000	143,000	137,405	235,867 (3)	34,917		846,189
Executive Officer	2007	266,000	155,000	130,761	214,148 (3)	34,967		800,876
David C. Burney,	2009	$200,000	$69,000	$50,205	$—	$30,774	(2)	$349,979
Vice President — Finance	2008	200,000	76,000	46,572	—	35,927		358,499
and Chief Financial Officer	2007	176,000	85,000	43,348	—	37,174		341,522

(1)	Represents personal use of company automobile, contributions to a medical reimbursement plan, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits of $6,651 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(2)	Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits of $4,855 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(3)	Represents the annual increase in the actuarial present value of accumulated benefits under our Supplemental Retirement Plan (SERP).

(4)	In accordance with recent changes in the SEC’s disclosure rules, the amounts reported in the “Option Awards” reflect the fair value on the grant date of the award. The total fair value of the option award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 3 to the audited financial statements in Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2009. The 2008 and 2007 option award amounts have been changed in accordance with the SEC new disclosure rules using the grant date fair value of the awards granted during the corresponding year. Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for option awards in 2008 and 2007 differ from amounts previously reported in the Company’s Summary Compensation Table for these years. As a result, each named executive officer’s total compensation amounts for 2008 and 2007 also differ from the amounts previously reported in the Company’s Summary Compensation Table for these years.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2009 to the executives named in the summary compensation table. All options were granted pursuant to the Company’s 2001 Stock Option Plan.

		All Other Option Awards:	Exercise or Base
		Number of Securities	Price of Option	Grant Date
Name	Grant Date(2)	Underlying Options	Awards per share	Fair Value(3)

Peter J. Gundermann,	December 3, 2009	37,480 (1)	$7.87	$148,046
President and Chief Executive Officer
David C. Burney,	December 3, 2009	12,710 (1)	$7.87	$50,205
Vice President — Finance
and Chief Financial Officer

(1)	The options vest at the rate of 20% per year commencing on December 3, 2009, and expire ten years after the date of grant.

(2)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.

(3)	Represents the full grant date fair value calculated in accordance with ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 3 of the audited financial statements in Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2009:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Peter J. Gundermann,	11,183	—	$4.917	January 18, 2010
President and Chief	8,037	—	4.917	January 18, 2010
Executive Officer	10,313	—	9.813	April 26, 2011
	5,801	—	9.813	April 26, 2011
	11,555	—	8.178	January 25, 2012
	2,889	—	8.178	January 25, 2012
	33,547	—	4.263	January 24, 2013
	8,386	—	4.263	January 24, 2013
	40,800	—	4.392	February 19, 2014
	10,200	—	4.392	February 19, 2014
	44,000	—	4.072	December 14, 2014
	11,000	—	4.072	December 14, 2014
	16,000	4,000	5.20	February 18, 2015
	4,000	1,000	5.20	February 18, 2015
	20,000	5,000	7.864	December 13, 2015
	5,000	1,250	7.864	December 13, 2015
	8,676	5,784	13.888	December 12, 2016
	2,169	1,446	13.888	December 12, 2016
	2,672	4,008	31.848	December 19, 2017
	668	1,002	31.848	December 19, 2017
	7,488	29,952	7.88	December 9, 2018
	—	37,480	7.87	December 3, 2019
David C. Burney,	1,243	—	$4.917	January 18, 2010
Vice President — Finance and	892	—	4.917	January 18, 2010
Chief Financial Officer	1,242	—	6.117	January 19, 2011
	699	—	6.117	January 19, 2011
	1,242	—	8.177	January 25, 2012
	311	—	8.177	January 25, 2012
	3,727	—	4.262	January 24, 2013
	932	—	4.262	January 24, 2013
	9,400	—	4.392	February 19, 2014
	2,350	—	4.392	February 19, 2014

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

	10,100	—	4.072	December 14, 2014
	2,525	—	4.072	December 14, 2014
	7,000	1,750	5.20	February 18, 2015
	1,750	438	5.20	February 18, 2015
	5,520	1,380	7.864	December 13, 2015
	1,380	345	7.864	December 13, 2015
	2,766	1,844	13.888	December 12, 2016
	692	461	13.888	December 12, 2016
	884	1,326	31.848	December 19, 2017
	221	332	31.848	December 19, 2017
	2,538	10,152	7.88	December 9, 2018
	—	12,710	7.87	December 3, 2019

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2009:

Option Awards
Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise

Peter J. Gundermann, President and Chief Executive Officer(1)	—	—
David C. Burney, Vice President — Finance and Chief Financial Officer	3,203	$9,971

(1)	No options exercised in 2009.

Pension Benefits at December 31, 2009:

			Present Value of	Payment
		Number of Years	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit ($)	Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Peter J. Gundermann, President and Chief Executive Officer	Astronics Corporation Supplemental Retirement Plan (SERP)	21	$780,521	—
	SERP-Retiree Medical, Dental and Long-Term Care	21	73,441	—
David C. Burney, Vice President — Finance and Chief Financial Officer	—	—	—	—

The Company has a non-qualified supplemental retirement defined benefit plan for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. The plan is unfunded and has no assets. SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90. As of March 23, 2010 Peter J. Gundermann was the only non-retired participant in the SERP.

The assumptions used to calculate the benefit obligation for the SERP are: Discount Rate 6.00%, Future Average Compensation Increases 5.00%. The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: Discount Rate 6.00%, Future Average Healthcare Benefit Increases 10% for 2009 gradually decreasing to 5.00% in 2014 and years thereafter. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate is the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company’s Defined Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE

	Years of Service
Three Year Average Compensation	10	15	20	25	30

200,000	$100,000	$110,000	$120,000	$130,000	$130,000
250,000	125,000	137,500	150,000	162,500	162,500
300,000	150,000	165,000	180,000	195,000	195,000
350,000	175,000	192,500	210,000	227,500	227,500
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000

Non-Qualified Deferred Compensation

The Company does not have any defined contribution or other plan that provides for the deferral of compensation.

Other Potential Post-Employment Payments

The Company has an Employment Benefit Termination Agreement with Mr. Gundermann, President and Chief Executive Officer and Mr. Burney, Vice President, Chief Financial Officer, Secretary and Treasurer.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

In the event Mr. Burney’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Burney has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Burney will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverage for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments, and the amount thereof, has been determined by the Company on a case by case basis.

Equity Compensation Plan Information

The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2009.

Number of Securities
Remaining for Future
	Number of Securities to be	Weighted Average	Issuance under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,360,078	$7.58	1,322,473
Equity compensation plans not approved by security holders	—	—	—

Total	1,360,078	$7.58	1,322,473

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of February 28, 2010 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of		Shares of
	Common Stock		Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage

Raymond W. Boushie(2)	20,500	*	4,125	*
Robert T. Brady(3)	91,346	1.1%	66,293	2.9%
David C. Burney(4)	60,348	*	18,099	*
John B. Drenning(5)	126,613	1.5%	128,218	5.6%
Peter J. Gundermann(6)	221,622	2.6%	148,690	6.4%
Kevin T. Keane(7)	376,780	4.4%	737,833	32.1%
Robert J. McKenna(8)	49,801	*	25,180	1.1%
BlackRock, Inc.(9)	531,707	6.25%	—	*
40 East 52nd Street New York, NY 10022
Brown Advisory Holdings Incorporated(9)	1,667,231	19.6%	—	*
901South Bond Street Suite 400 Baltimore, MD 21231
Lewis Capital Management, LLC(9)	439,829	5.2%	—	*
9454 Wilshire Blvd., Suite M1 Beverly Hills, CA 90212
All directors and executive officers as a group, (7 persons)(10)	947,010	10.5%	1,128,438	47.1%

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.

(2)	Includes11,500 shares of Common Stock and 1,875 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 39,410 shares of Common Stock and 10,406 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 44,420 shares of Common Stock and 10,859 shares of Class B Stock subject to options exercisable within 60 days.

(5)	Includes 39,410 shares of Common Stock and 10,406 shares of Class B Stock subject to options exercisable within 60 days.

(6)	Includes 195,051 shares of Common Stock and 50,113 shares of Class B Stock subject to options exercisable within 60 days.

(7)	Includes 134,148 shares of Common Stock and 32,537 shares of Class B Stock subject to options exercisable within 60 days and includes 58,879 shares of Common Stock and 45,754 shares of Class B Stock owned by Mr. Kevin Keane’s spouse or held in a trust for the benefit of Mr. Kevin Keane’s spouse, as to which he disclaims beneficial ownership.

(8)	Includes 30,440 shares of Common Stock and 8,163 shares of Class B Stock subject to options exercisable within 60 days.

(9)	The beneficial ownership information is based solely upon a Schedule 13G/A filed with the SEC as of December 31, 2009.

(10)	Includes an aggregate of 494,379 shares of Common Stock and 124,359 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2010. All services provided on the Company’s behalf by Ernst & Young LLP during fiscal 2009 and 2008 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Auditor Fees.  The following table sets forth the fees billed to the Company for the last fiscal year by the Company’s independent auditors, Ernst & Young LLP:

	2009	2008

Audit	$705,865	$564,776
Audit-related	220,186	175,889
Tax	16,520	—
All Other	—	—

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 3

SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO COMMON SHARES (CURRENTLY ONE VOTE PER SHARE)

Donald R. McIntyre and Alexandria J. McIntyre, 8 Sunrise Terrace, West Seneca, New York 14224, who own over 8,000 shares of the Company’s stock, have advised that they intend to present the following resolution at the Annual Meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of the proposal would require a majority of the Class B shares and the Common shares, voting together as a single class cast in person or by proxy at the Annual Meeting.

Shareholder Resolution

“This is to recommend that the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share).”

Proponent’s Supporting Statement

‘‘Rationale for above proposal: This proposal which was submitted at the 2009 Annual Meeting of Shareholders, is being resubmitted because of the outstanding support it received from the outside shareholders. At this meeting the outside shareholders voted overwhelmingly to approve this proposal. Outside Common shareholder’s voted 2,604,775 and 1,128,606 against this proposal. This is an outstanding approval of well over 2 to 1. The Class B outside shareholder’s approved this proposal 5,059.570[sic] for and 2,066,350 against. This is also an outstanding approval rating of well over 2 to 1. The Board of Directors make the disingenuous argument that approval of this proposal would disenfranchise the Class B shareholders, but the above shows that the outside Class B shareholder’s have already approved this proposal. Obviously the only Class B shareholder’s who would be disenfranchised would be the Board of Directors and the Officers of the Company. The outside members of the Board of Directors are obviously failing in their job of representing the outside shareholder’s.”

Response of the Board of Directors

This proposal is virtually identical to the proposal which the same shareholders have made each of the last three years.

In last year’s vote the shareholders overwhelmingly rejected the McIntyres’ proposal: a total of 7,664,345 votes were cast in favor of the proposal, while 15,495,534 votes were cast against it (exclusive of abstentions and broker non-votes). The vote of the holders of the Class B Stock was even more lopsided, with 13,347,340 against the proposal and only 5,059,570 in favor.

As explained in last year’s proxy statement, in 1987 the Company’s shareholders approved an Amendment to its Certificate of Incorporation to establish a capital structure featuring two classes of common stock: Class B Stock (10 votes per share) and Common Stock (1 vote per share). The then shareholders, holding only one class of stock, voted in favor of the amendment and approved the creation of two classes of stock. Thereafter, as also explained in the 1987 proxy statement, the Company distributed the newly created Class B Stock to all holders of the Common Stock on a basis proportional to the then shareholders’ ownership of Common Stock. If the ownership of Class B Stock becomes more concentrated in the hands of the executives and directors, it is because they elect not to sell the Class B Stock, the same right enjoyed by any other holder of the Class B Stock.

The Shareholders’ proposal asks that the Board of Directors “take action to convert all Class B shares to Common shares.” At the 2010 Annual Meeting of Shareholders, the shares of Common Stock and Class B Stock will vote together as a class on the shareholders’ proposal. Since the Board lacks the authority on its own to convert the Class B Stock into Common Stock, in the manner the McIntyres propose, in the event that the shareholders approve the shareholders’ proposal, the Board believes that it would be obliged to consider an amendment to its Certificate of Incorporation to cancel or terminate the Class B Stock and convert it to, or exchange it for, Common Stock. Once considered and adopted by the Board of Directors, the suggested revision to the Certificate of Incorporation would then be submitted to the shareholders at a subsequent meeting.

It appears to the Board of Directors that the Company’s charter documents and the New York State Business Corporation Law, the governing statute applicable to New York corporations, require that the shareholders of the Class B Stock vote with the shareholders of Common Stock and, in addition, vote as a single class on the proposed amendment to the Certificate of Incorporation. Stated another way, the Class B shareholders by a majority vote would have to agree to an amendment to the Certificate of Incorporation by which their shares of Class B Stock would be converted to shares of Common Stock, thus consenting to the loss of 10 votes per share and, instead, accepting one vote per share.

Since the Class B shares voted overwhelmingly against virtually identical proposals the last three years, the Board of Directors believes that the holders of the Class B Stock would be unlikely to support the surrender of their Class B shares in exchange for Common Stock. Shareholders should therefore vote against the proposal and avoid the Company’s pursuit of a meaningless exercise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO COMMON SHARES (CURRENTLY ONE VOTE PER SHARE).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2009, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AND DIRECTOR INDEPENDENCE

The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval.

John B. Drenning, a Director of the Company, is a partner in the law firm of Hodgson Russ LLP. During 2009, the Company incurred legal fees from Hodgson Russ LLP totaling $255,230.

PROPOSALS OF SHAREHOLDERS FOR 2011 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2011 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 26, 2010.

If a shareholder wishes to present a proposal at the Company’s 2011 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2011 Annual Meeting of Shareholders, such notice must be received not later than March 7, 2011 and not earlier than February 5, 2011. The Company’s by-laws set out specific requirements that such written notices must satisfy.

With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2011 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 9, 2011.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2009 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. The enclosed proxy statement and 2009 Annual Report to Shareholders are available at http://proxy.astronics.com.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 17, 2010, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052. THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED IN THE INVESTOR RELATIONS SECTION OF THE COMPANY’S WEBSITE: WWW.ASTRONICS.COM.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Burney

East Aurora, New York
March 23, 2010

130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286
You’re Invited
to the
ANNUAL
SHAREHOLDERS’
MEETING
THURSDAY, MAY 6, 2010, 10:00 A.M.
Astronics Corporation
130 Commerce Way
East Aurora, New York
Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited.
WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.
Generally, the meeting takes one hour.
ê       Please detach and mail in the envelope provided.     ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
APPOINTMENT OF AUDITORS AND “AGAINST” THE SHAREHOLDER PROPOSAL TO CONVERT CLASS B STOCK TO COMMON STOCK.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors					2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2010.	☐	☐	☐

		NOMINEES
☐	FOR ALL NOMINEES	¡ ¡	Raymond W. Boushie Robert T. Brady		3.
To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share).
							☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	John B. Drenning Peter J. Gundermann
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Kevin T. Keane Robert J. Mckenna		4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

					I plan to attend the Annual meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://proxy.astronics.com

▀

ASTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2010, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.
     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.
     This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2 and “AGAINST” Proposal 3.
(Continued and to be signed on the reverse side.)

▀

130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286
You’re Invited
to the

ANNUAL
SHAREHOLDERS’
MEETING
THURSDAY, MAY 6, 2010, 10:00 A.M.
Astronics Corporation
130 Commerce Way
East Aurora, New York
Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited.
WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.
Generally, the meeting takes one hour.
ê  Please detach and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
APPOINTMENT OF AUDITORS AND “AGAINST” THE SHAREHOLDER PROPOSAL TO CONVERT CLASS B STOCK TO COMMON STOCK.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors					2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2010.	☐	☐	☐

		NOMINEES
☐	FOR ALL NOMINEES	¡ ¡	Raymond W. Boushie Robert T. Brady		3.
To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share).
							☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	John B. Drenning Peter J. Gundermann
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Kevin T. Keane Robert J. McKenna		4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

					I plan to attend the Annual meeting.☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://proxy.astronics.com
                     ■
ASTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2010, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.
      It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.
      This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2 and “AGAINST” Proposal 3.
(Continued and to be signed on the reverse side.)

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